EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2017-C3 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the 245 Park Avenue Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the 245 Park Avenue Mortgage Loan prior to April 13, 2021, Situs Holdings, LLC, as Special Servicer for the 245 Park Avenue Mortgage Loan on and after April 13, 2021, Wilmington Trust, National Association, as Trustee for the 245 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 245 Park Avenue Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the 245 Park Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 245 Park Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 245 Park Avenue Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Del Amo Fashion Center Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor by merger to SunTrust Bank, as Special Servicer for the Del Amo Fashion Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Del Amo Fashion Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Del Amo Fashion Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Del Amo Fashion Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Del Amo Fashion Center Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Park West Village Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Park West Village Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Park West Village Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Park West Village Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Park West Village Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Park West Village Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the TZA Multifamily Portfolio I Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the TZA Multifamily Portfolio I Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the TZA Multifamily Portfolio I Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the TZA Multifamily Portfolio I Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the TZA Multifamily Portfolio I Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the TZA Multifamily Portfolio I Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Center 78 Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Center 78 Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Center 78 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Center 78 Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Center 78 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Center 78 Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the JW Marriott Chicago Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the JW Marriott Chicago Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the JW Marriott Chicago Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the JW Marriott Chicago Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the JW Marriott Chicago Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the JW Marriott Chicago Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for The District Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for The District Mortgage Loan, Wilmington Trust, National Association, as Trustee for The District Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The District Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The District Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The District Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The District Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the OKC Outlets Mortgage Loan, LNR Partners, LLC, as Special Servicer for the OKC Outlets Mortgage Loan, Wilmington Trust, National Association, as Trustee for the OKC Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the OKC Outlets Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the OKC Outlets Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the OKC Outlets Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the American Cancer Society Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the American Cancer Society Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the American Cancer Society Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the American Cancer Society Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the American Cancer Society Center Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the American Cancer Society Center Mortgage Loan on and after November 1, 2021.

Dated: March 15, 2022

/s/ Nicholas Galeone

Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)